Exhibit 99.1

STEWART INFORMATION SERVICES CORPORATION ANNOUNCES SETTLEMENT OF CUESTA LITIGATION

HOUSTON, June 11, 2014 –Stewart Information Services Corporation (NYSE: STC) announced today that a settlement involving approximately 500 plaintiffs representing more than 90 percent of the total number of plaintiffs has been reached, pending execution of a final settlement agreement, in the Cuesta Litigation in California. (See the Notes to the Condensed Consolidated Financial Statements in the Company’s first quarter 2014 Quarterly Report on Form 10-Q for a full description of these cases.)

Under the terms of the settlement, Cuesta Title Company, Stewart Title of California, Inc., and Stewart Title Guaranty Company (the “Settling Defendants”) have agreed to pay approximately $10.53 million to resolve the state court cases with the settling plaintiffs.

“These legal claims were originally filed in 2009,” said Matt Morris, President and CEO of Stewart Information Services Corporation. “With hundreds of plaintiffs, these cases have involved substantial time, resources, and expense on pleadings, motions, discovery and the bellwether jury trial last fall involving a group of plaintiffs. Although we convincingly won that trial, the first of several scheduled, on all allegations brought by the bellwether plaintiffs and firmly believe that we have substantial legal and factual defenses to all of the plaintiffs’ claims, our leadership team and Board of Directors determined that a settlement at this time is in the best interests of Stewart Information Services Corporation and its shareholders. The resolution of the cases involving the remaining plaintiffs will not materially affect our consolidated financial condition.”

“By eliminating the expense and uncertainty related to this continued litigation, the settlement agreement allows us to focus on our strategic initiatives and plans for growth.”

The settlement agreement involves no admission of liability or violation of law by the Settling Defendants, and bars the plaintiffs from pursuing further associated claims against the Settling Defendants.

As a result of the settlement agreement, Stewart Information Services Corporation expects to record a one-time charge of approximately $11.0 million in the second quarter ending June 30, 2014.

About Stewart Information Services

Stewart Information Services Corporation (NYSE: STC) is a leading provider of real estate services, including global residential and commercial title insurance, escrow and settlement services, lender services, underwriting, specialty insurance, loan due diligence, compliance solutions, service performance management and other solutions that facilitate successful real estate transactions. Stewart offers personalized service, industry expertise and customized solutions for virtually any type of real estate transaction, through our direct operations, network of approved agencies and other companies within the Stewart family. Through a focus on integrity, smart growth and conservative management, Stewart remains committed to serving our customers, innovating and improving to meet their needs in an ever-changing market.

Forward-looking statements. Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “foresee” or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the tenuous economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses on the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of vetting our agency operations for quality and profitability; changes to the participants in the secondary mortgage market and the rate of refinancings that affect the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expense savings from our continual focus on aligning our operations to quickly adapt our costs to transaction volumes and market conditions; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, our quarterly reports on Form 10-Q, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.